FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2004

Commission file number 1-1097

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-0382390 (I.R.S. Employer Identification No.)

321 North Harvey
P. O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events

        As previously reported, PowerSmith Cogeneration Project, L.P. (“PowerSmith”), has filed an application with the Oklahoma Corporation Commission (“OCC”) seeking to compel Oklahoma Gas and Electric Company (the “Company”) to continue purchasing power from PowerSmith’s qualified cogeneration facility under the Public Utility Regulatory Policy Act of 1978 when the existing contract between the Company and PowerSmith expires in August 2004. On March 29, 2004, the Company and PowerSmith announced that they had reached a tentative, 15-year power sales agreement under which the Company would continue to purchase electric power from PowerSmith. The terms of the agreement were subject to finalization by the parties and approval by the OCC. To date the parties have been unable to finalize the agreement and, in the interim, a procedural schedule has been set for hearings at the OCC to begin on June 7, 2004 on PowerSmith’s application seeking to compel the Company to continue purchasing power from PowerSmith.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

May 24, 2004